                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                           TENDER OF ALL OUTSTANDING
                   11 3/8% SENIOR SUBORDINATED NOTES DUE 2003
                              IN EXCHANGE FOR NEW
                   11 3/8% SENIOR SUBORDINATED NOTES DUE 2003
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF

                         CORE-MARK INTERNATIONAL, INC.

    Registered holders of outstanding 11 3/8% Senior Subordinated Notes due 2003 (the "Existing Notes") who wish to tender their Existing Notes in exchange for a like principal amount of new 11 3/8% Senior Subordinated Notes due 2003 (the "New Notes") and whose Existing Notes are not immediately available or who cannot deliver their Existing Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bankers Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Existing Notes" in this Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                       BANKERS TRUST COMPANY OF NEW YORK

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
        BY MAIL:                       BY HAND:               BY OVERNIGHT MAIL OR COURIER:

 BT Services Tennessee,         Bankers Trust Company          BT Serivces Tennessee, Inc.
          Inc.             Corporate Trust and Agency Group  Corporate Trust and Agency Group
   Reorganization Unit        Receipt & Delivery Window            Reorganization Unit
     P.O. Box 292737               4 Albany Street               648 Grassmere Park Road
Nashville, TN 37229-2737          New York, NY 10006               Nashville, TN 37211

                                For Information, call:
                                    (800) 735-7777
                               Confirm: (615) 835-3572
                                 Fax: (615) 835-3701
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    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentleman:

    The undersigned hereby tenders the principal amount of Existing Notes indicated below, upon the terms and subject to the conditions contained in the
Prospectus dated          , 1996 of Core-Mark International, Inc. (the
"Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

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
   NAME AND ADDRESS OF
 REGISTERED HOLDER AS IT
  APPEARS ON THE 11 3/8%
   SENIOR SUBORDINATED
    DISCOUNT NOTES DUE        CERTIFICATE NUMBER(S)        AGGREGATE PRINCIPAL           PRINCIPAL AMOUNT
 2003 ("EXISTING NOTES")           OF EXISTING            AMOUNT REPRESENTED BY         OF EXISTING NOTES
      (PLEASE PRINT)              NOTES TENDERED              EXISTING NOTES                 TENDERED
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Existing Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

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
NAME OF FIRM:                                           (AUTHORIZED SIGNATURE)
ADDRESS:                                                TITLE:
                                                                                NAME:
                                            (ZIP CODE)                  (PLEASE TYPE OR PRINT)
AREA CODE AND TELEPHONE NUMBER:                         DATE:
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    NOTE: DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.
EXISTING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.